EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors
TD SYNNEX Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-111799, 333-158571, 333-191442, 333-201755 and 333-237635) on Form S-8, registration statement (No. 333-259270 and 333-274915) on Form S-3ASR and in the registration statement (No. 333-265352) on Form S-4 of our report dated January 26, 2024, with respect to the consolidated financial statements of TD SYNNEX Corporation and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Santa Clara, California
January 26, 2024